UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-03480	30-1133956
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota

(Address of principal executive offices)

58506
(Zip Code)

Registrant’s telephone number, including area code: (701) 530-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual stockholders’ meeting of MDU Resources Group, Inc. (the “Company”) held on May 11, 2026 (the “Annual Meeting”), the Company’s stockholders approved the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan, as amended and restated (the “LTIP”). The material changes to the LTIP were as follows: (1) increased the number of shares of the Company’s common stock available for issuance under the LTIP by 6,564,000 shares, for a total of 15,806,806 shares available for issuance; and (2) expanded eligibility for a director emeritus to participate in the LTIP. The LTIP became effective immediately upon stockholder approval at the Annual Meeting. Each of Nicole A. Kivisto, President and Chief Executive Officer; Jason L. Vollmer, Chief Financial Officer; Garret Senger, Chief Utilities Officer; Anthony D. Foti, Chief Legal Officer and Corporate Secretary; and Rob L. Johnson, President, WBI Energy, Inc., collectively referred to as the Company’s named executive officers (the “NEOs”), as well as other officers of the Company, participate in the LTIP. A summary of the material terms of the LTIP is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 1, 2026 (the “Proxy Statement”). The summaries of the LTIP set forth above, and in the Proxy Statement, are qualified in their entirety by reference to the full text of the LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On May 13, 2026, the Company’s Board of Directors (the “Board”) adopted an updated and revised code of business conduct, referred to as the “Leading With Integrity Policy” (the “Policy”), as part of the Company’s periodic review process. This Policy applies to all non-employee directors, director emeriti, officers, and employees of the Company and its subsidiaries. The updates and revisions to the Policy, among other things: (i) clarify and revise provisions relating to artificial intelligence, confidential information, conflicts of interest, physical security, and regulatory compliance, and (ii) make other non-substantive administrative and stylistic changes. The summary description of these updates and revisions to the Policy set forth above is qualified in its entirety by reference to the full text of the Policy, as amended, which can be found on the Company’s corporate website at investor.mdu.com/governance/governance-documents/. The contents on the Company’s corporate website are not incorporated by reference in this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 11, 2026, the Company held the Annual Meeting in a virtual-only format and stockholders voted on the four proposals set forth below. The final voting results are listed below.

Proposal 1: Election of Directors. Stockholders elected the eight nominees to the Board for one-year terms expiring at the annual stockholders’ meeting to be held in 2027, based upon the votes set forth in the table below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Darrel T. Anderson	156,497,374	1,772,995	207,111	25,924,878
Vernon A. Dosch	157,748,991	508,798	219,691	25,924,878
Marian M. Durkin	156,077,464	1,507,033	892,983	25,924,878
Douglas W. Jaeger	157,108,513	1,149,629	219,338	25,924,878
Charles M. Kelley	157,868,483	382,487	226,510	25,924,878
Nicole A. Kivisto	157,782,494	498,930	196,056	25,924,878
Tammy J. Miller	157,313,621	952,917	210,942	25,924,878
Priti R. Patel	157,647,380	608,760	221,340	25,924,878

Proposal 2: Advisory Vote to Approve Executive Compensation. Stockholders approved, on an advisory basis, the compensation of the NEOs, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
155,483,583	2,448,238	545,659	25,924,878

Proposal 3: Approval of LTIP. Stockholders approved the LTIP, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
154,587,051	2,817,302	1,073,127	25,924,878

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions
173,965,507	10,089,093	347,758

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1	MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan, as amended and restated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2026

MDU Resources Group, Inc.

By:	/s/ Anthony D. Foti
Name:	Anthony D. Foti
Title:	Chief Legal Officer and Corporate Secretary

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